UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2002
                                                 -------------------------------

                             driversshield.com Corp.
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             (Exact name of registrant as specified in its charter)

        New York                       0-21467                    11-2750412
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

           51 East Bethpage Road, Plainview, New York            11803-4224
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           (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (516) 694-1010
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      (Former name or former address, if changed since last report.)

     This document contains pages 5. The Exhibit Index is located on page 3.

Item 2.  Acquisition or Disposition of Assets

      On February 6, 2002, driversshield.com Corp. (the "Company") consummated the sale of all of the capital stock of its wholly owned subsidiary, driversshield.com FS Corp. ("FS"), to PHH Vehicle Management Services, LLC. ("PHH") for the purchase price of $6.3 million. FS operates a fleet claims management business servicing large corporate and governmental fleets. Additionally, PHH purchased $1 million of the Company's Series A Convertible Preferred Stock. Both of these transactions were approved by shareholders that voted at the Company's 2000 Annual Meeting of Shareholders, held on February 4, 2002, representing a majority of the outstanding common stock shares of the Company.

Item 7. Financial Statements and Exhibits

10.1 Stock Purchase Agreement dated October 29, 2001 by and among PHH Vehicle Management Services, LLC, and driversshield.com Corp., and driversshield.com FS Corp. fild with the Company's Form 10- QSB for the period ended September 30, 2001 and incorporated by reference herein.

99.1  Press release issued by the Company on February 7, 2002 filed herein.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    driversshield.com


                                By: /s/ Barry Siegel
                                    -----------------------------
                                    Name:  Barry Siegel
                                    Title: Chairman and CEO

Date: February 11, 2002


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

                                 Exhibits Index

Exhibit Number                 Description
--------------                 -----------

10.1 Stock Purchase Agreement dated October 29, 2001 by and among PHH Vehicle Management Services, LLC, and driversshield.com Corp., and driversshield.com FS Corp. filed with the Company's Form 10-QSB for the period ended September 30, 2001 and incorporated by reference herein.

99.1 Press release issued by the Company on February 7, 2002 filed herein.


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